UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

IMAGE ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

The Amended and Restated Merger Agreement

On June 27, 2007, Image Entertainment, Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”) with BTP Acquisition Company, LLC, a Delaware limited liability company (“Parent”), and IEAC, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), to amend and restate the Agreement and Plan of Merger, dated March 29, 2007, among the Company, Parent and Merger Sub (the “Original Merger Agreement”). Pursuant to the terms of the Original Merger Agreement, Parent elected to modify the structure of the acquisition to permit the Company to remain a public company listed for trading on NASDAQ.

Pursuant to the terms of the Amended Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a majority owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), stockholders of the Company will be entitled to receive the same aggregate cash consideration as under the Original Merger Agreement, but also will retain between 5% and 9% of their shares of common stock (the “Retained Shares”) in the form of identical shares of the post-transaction company.

The exact percentage of shares of common stock that will be retained by stockholders of the Company will be determined by Parent not later than two business days prior to the Company filing its definitive proxy statement with the Securities and Exchange Commission in connection with the amended transaction and will be specified in the definitive proxy statement. Pursuant to the Amended Merger Agreement, Parent will base its determination on, among other things, the ability of the surviving corporation to meet the applicable listing standards for continued listing of the Shares on NASDAQ following the closing of the Merger.

For example, a stockholder owning 100 shares of common stock of the Company would have received $440 in cash for all of its shares under the Original Merger Agreement, assuming that the merger was completed. Pursuant to the Amended Merger Agreement, assuming the Merger is completed and that BTP determined that stockholders of the Company shall retain 6% of their shares after the Merger, a stockholder who owns 100 shares of Company common stock immediately prior to the Merger would still receive $440 in cash for 94 shares (i.e. approximately $4.68 per share) and would also retain 6 common shares in the company surviving the Merger. This example is purely for purposes of illustration and the actual percentage of shares that will remain outstanding after the Merger may be different than in this example. Assuming the Merger is completed, the minimum cash amount to be paid for each cashed-out share of common stock of the Company pursuant to the Amended Merger Agreement will be $4.63 cash per share.
Pursuant to the terms of the Amended Merger Agreement, at the Effective Time, Parent also has the right to receive at its election warrants to purchase shares of common stock of the post-transaction company.

In connection with the Amended Merger Agreement, the Company has also agreed to execute and deliver to Parent, immediately prior to the Effective Time, a securities purchase agreement (the “Securities Purchase Agreement”), pursuant to which Parent, at its election, will be entitled to purchase shares of common stock of the Company and/or shares of a newly authorized class of convertible preferred stock of the Company. If consummated, these sales will occur substantially concurrently with the consummation of the Merger.

The Board of Directors of the Company has unanimously approved the Amended Merger Agreement and the Securities Purchase Agreement and has recommended that the Company’s stockholders vote “FOR” adoption of the Amended Merger Agreement, as well as the issuance of common stock and preferred stock contemplated in the Securities Purchase Agreement.

Consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including (i) adoption of the Amended Merger Agreement by the Company’s stockholders, (ii) approval of the issuance of common stock and preferred stock contemplated in the Securities Purchase Agreement, (iii) the absence of certain legal impediments to the consummation of the Merger and (iv) the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Company has made customary representations, warranties and covenants in the Amended Merger Agreement, including covenants regarding operation of the business of the Company prior to the Effective Time and covenants prohibiting the Company from soliciting, or providing information or entering into discussions concerning, any Acquisition Proposal (as defined in the Amended Merger Agreement), except in limited circumstances relating to an unsolicited bona fide written Acquisition Proposal that constitutes, or is reasonably expected to lead to, a Superior Proposal (as defined in the Amended Merger Agreement).

The Amended Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay $1.5 million to Parent as a reimbursement of expenses incurred by Parent and Merger Sub in connection with the transactions contemplated by the Amended Merger Agreement and, upon a termination in certain other specified circumstances, the Company would be required to pay a fee of $3.2 million to Parent and reimburse up to $1.0 million in expenses incurred by Parent and Merger Sub in connection with the transactions contemplated by the Amended Merger Agreement. The Amended Merger Agreement further provides that upon termination by the Company under specified circumstances related to a breach of any representation, warranty, covenant or agreement on the part of the Parent or Merger Sub, Parent would be required to pay to the Company a business interruption fee of $4.2 million.  Payment of the business interruption fee to the Company and certain expenses to which the Company may become entitled pursuant to the Amended Merger Agreement is being guaranteed by certain affiliates of Parent pursuant to a guarantee, dated as of March 29, 2007 (the “Guarantee”).

Parent has obtained debt and equity financing commitments for the transactions contemplated by the Amended Merger Agreement, the proceeds of which are sufficient to pay the aggregate merger consideration contemplated by the Amended Merger Agreement.

The foregoing summary of the Amended Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Merger Agreement, which is filed as exhibit 2.1 hereto, and is incorporated into this Item 1.01 by reference.

Cautionary Statements Regarding the Amended Merger Agreement

The Amended Merger Agreement is being filed as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Amended Merger Agreement were made only for purposes of that agreement and as of the specific dates set forth therein, were solely for the benefit of the parties to the Amended Merger Agreement, and may be subject to limitation agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allotting contractual risk between the parties to the Amended Merger Agreement instead of establishing these matters as facts and also may be subject to standards of materiality deemed relevant to the contracting parties but that differ from those matters that may be deemed material to investors. Investors are not third-party beneficiaries under the Amended Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates.  In addition, the respective compliance dates for any such representations, warranties and covenants varies, and thus any individual term or condition may not be relevant at any particular time. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amended Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosure.

Amended and Restated Support Agreements

In connection with the Amended Merger Agreement, and as required by Parent as a condition to its execution of the Amended Merger Agreement, on June 27, 2007, certain stockholders of the Company, including Martin W. Greenwald, Chairman and Chief Executive Officer of the Company, in his capacity as a stockholder, entered into Amended and Restated Support Agreements with Parent (the “Amended Support Agreements”), pursuant to which they each agreed, among other things, to vote the shares of common stock of the Company held by them in favor of adoption of the Amended Merger Agreement and against other Acquisition Proposals (as defined in the Amended Merger Agreement). If the Amended Merger Agreement is terminated in accordance with its terms, the Amended Support Agreements will also terminate. The stockholders who have entered into Amended Support Agreements owned, in the aggregate, approximately 38% of the outstanding shares of common stock of the Company as of such date.

In addition, the stockholders entering into the Amended Support Agreements have agreed to continue to hold the Retained Shares and have granted to Parent an option to purchase a certain number of such Retained Shares upon satisfaction of certain conditions, which are not entirely in Parent’s control. Such holding period and option will expire on the later of (i) 120 days following the Effective Time and (ii) 182 days after the execution of the Amended Support Agreements.

The foregoing summary of the Amended Support Agreements, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in their entirety by, the full text of the Amended Support Agreements, a form of which is filed as exhibit 99.2 hereto, and is incorporated into this Item 1.01 by reference.

Amendment to Rights Agreement

Immediately prior to the execution of the Amended Merger Agreement, the Company and Computershare Trust Company, N.A., a Delaware corporation, as Rights Agent (the “Rights Agent”), entered into a second amendment (the “Rights Agreement Second Amendment”) to the Rights Agreement, dated as of October 31, 2005 (the “Rights Agreement”), which provides that the execution, delivery or performance of the Amended Merger Agreement, the Amended Support Agreements and the Securities Purchase Agreement will not trigger certain provisions of the Rights Agreement. The Rights Agreement Second Amendment is further described in Item 3.03 below.

The foregoing summary of the Rights Agreement Second Amendment, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in their entirety by, the full text of the Rights Agreement Second Amendment, which is filed as exhibit 4.1 hereto, and is incorporated into this Item 1.01 by reference.

Important Legal Information

In connection with the proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission. Before making any voting or investment decision, investors and security holders of the Company are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the Securities and Exchange Commission, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the stockholders of the Company in connection with the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to Image Entertainment, Inc., 20525 Nordhoff Street, Suite 200, Chatsworth, CA 91311, Attention: Dennis Hohn Cho, Corporate Secretary, telephone: (818) 407-9100.

The Company, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from the Company stockholders in connection with the proposed transaction. Information about the interests of the Company’s participants in the solicitation is set forth in the Company’s most recent proxy statement and most recent Annual Report on Form 10-K previously filed with the Securities and Exchange Commission, and will be included in the proxy statement relating to the transaction when it becomes available.

Item 3.03 Material Modifications to Rights of Security Holders.

As described in Item 1.01 above, immediately prior to the execution of the Amended Merger Agreement, the Company and the Rights Agent entered into the Rights Agreement Second Amendment, which provides that the execution, delivery or performance of the Amended Merger Agreement, the Amended Support Agreements and the Securities Purchase Agreement will not trigger certain provisions of the Rights Agreement.

In particular, the Rights Agreement Second Amendment provides the following: (i) none of Parent, Merger Sub, nor any of their respective affiliates or associates, shall be deemed to be an Acquiring Person, (ii) none of Section 11(a)(ii) Event, Section 13 Event, Distribution Date, nor Share Acquisition Date (as each such term is defined in the Rights Agreement) shall be deemed to have occurred and (iii) no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, any of Sections 3(a), 7(a), 11(a) or 13 of the Rights Agreement, in any such case by reason of (a) the announcement of the Merger (as such term is defined in the Amended Merger Agreement), (b) the approval, execution or delivery of the Amended Merger Agreement or any amendments thereof, (c) the execution and delivery of the Amended Support Agreements or any amendments thereof, (d) the approval, execution and delivery of the Securities Purchase Agreement or any amendments thereof, (e) the commencement or, the consummation of, any of the transactions contemplated by the Amended Merger Agreement, including the Merger, (f) the commencement or, the consummation of, any of the transactions contemplated by the Amended Support Agreements, or (g) the commencement or, the consummation of, any of the transactions contemplated by the Securities Purchase Agreement.

The foregoing summary of the Rights Agreement Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Second Amendment, which is filed as exhibit 4.1 hereto, and is incorporated into this Item 3.03 by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2007, in connection with the execution of the Amended Merger Agreement, the Company entered into an amendment to the employment agreements (collectively, the “Employment Agreement Amendments”) of each of Martin W. Greenwald, Chairman and Chief Executive Officer, David Borshell, Chief Operating Officer, and Jeff Framer, Chief Financial Officer. Each Employment Agreement Amendment changes the deadline from June 15, 2007, to July 20, 2007, for the Company to determine in its sole discretion whether or not to extend each executive officer’s employment term by one year. Currently, the employment term for each executive officer will end on March 31, 2008, and if the Company decides to extend any agreement, such executive officer’s employment term will end on March 31, 2009. Except for such extension, no other terms of such employment agreements were modified pursuant to the Employment Agreement Amendments.

The foregoing description of the Employment Agreement Amendments does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement Amendments, which are filed as exhibits 10.1, 10.2 and 10.3 hereto, and are incorporated into this Item 5.02 by reference.

Item 8.01 Other Events.

On June 27, 2007, the Company issued a press release announcing the execution of the Amended Merger Agreement. A copy of the press release is filed as exhibit 99.1 hereto and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Amended and Restated Agreement and Plan of Merger, dated as of June 27, 2007, among BTP Acquisition Company, LLC, a Delaware limited liability company, IEAC, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, and Image Entertainment, Inc., a Delaware corporation.

4.1	Amendment No. 2 to Rights Agreement, dated as of June 27, 2007, between Image Entertainment, Inc., a Delaware corporation, and Computershare Trust Company, N.A., a Delaware corporation, as Rights Agent.

10.1	Amendment to Employment Agreement, dated as of June 29, 2007, by and between Image Entertainment, Inc., a Delaware corporation, and Martin W. Greenwald.

10.2	Amendment to Employment Agreement, dated as of June 29, 2007, by and between Image Entertainment, Inc., a Delaware corporation, and David Borshell.

10.3	Amendment to Employment Agreement, dated as of June 29, 2007, by and between Image Entertainment, Inc., a Delaware corporation, and Jeff Framer.

99.1	Press release, dated June 27, 2007.

99.2	Form of Amended and Restated Support Agreement, by and between BTP Acquisition Company, LLC, a Delaware limited liability company, and certain stockholders of Image Entertainment, Inc., a Delaware corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Date: July 2, 2007

By: /s/ Dennis Hohn Cho
Dennis Hohn Cho
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of June 27, 2007, among BTP Acquisition Company, LLC, a Delaware limited liability company, IEAC, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, and Image Entertainment, Inc., a Delaware corporation.

4.1	Amendment No. 2 to Rights Agreement, dated as of June 27, 2007, between Image Entertainment, Inc., a Delaware corporation, and Computershare Trust Company, N.A., a Delaware corporation, as Rights Agent.

10.1	Amendment to Employment Agreement, dated as of June 29, 2007, by and between Image Entertainment, Inc., a Delaware corporation, and Martin W. Greenwald.

10.2	Amendment to Employment Agreement, dated as of June 29, 2007, by and between Image Entertainment, Inc., a Delaware corporation, and David Borshell.

10.3	Amendment to Employment Agreement, dated as of June 29, 2007, by and between Image Entertainment, Inc., a Delaware corporation, and Jeff Framer.

99.1	Press release, dated June 27, 2007.

99.2	Form of Amended and Restated Support Agreement, by and between BTP Acquisition Company, LLC, a Delaware limited liability company, and certain stockholders of Image Entertainment, Inc., a Delaware corporation.